UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

The Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road

Wilmington, DE 19809

(Address of principal executive offices, including zip code)

302-385-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2024, the Board of Directors (the “Board”) of The Bancorp, Inc. (the “Company”) received notification from director Michael J. Bradley of his intention to retire and resign from his role as a director of the Board, effective September 30, 2024, thereby terminating as of that date his directorship and his role as Chair of the Audit Committee of the Board (the “Audit Committee”). Mr. Bradley’s retirement and resignation are voluntary, and he was not removed or terminated from his positions. Further, Mr. Bradley’s retirement and resignation are not the result of any disagreement between Mr. Bradley and the Company, the Company’s management, or the Board or any committee thereof, on any matter relating to the Company’s operations, policies, or practices, or otherwise. The Company thanks Mr. Bradley for his many years of service and leadership. In light of Mr. Bradley’s retirement and resignation from the Board, the Board will reduce its size from ten (10) directors to nine (9) directors, effective October 1, 2024.

The Board has appointed director Mark E. Tryniski to succeed Mr. Bradley as Chair of the Audit Committee, effective October 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2024	THE BANCORP, INC.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary